SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            June 20, 2017
                          Date of Report
                (Date of Earliest Event Reported)

                          ALIFE CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

                 STARLING STREET ACQUISITION CORPORATION
     (Former Name of Registrant as Specified in its Charter)

Delaware                    000-55672                81-3416183
(State or other       (Commission File Number)       (IRS Employer
jurisdiction                                         Identification No.)
of incorporation)
                        41 Hindhede Walk
                           Unit 03-02
                        Singapore 587972
           (Address of principal executive offices) (zip code)

                       (011) 65 9187 5033
           (Registrant's telephone number, including area code

                 9454 Wilshire Boulevard, Suite 612
                  Beverly Hills, California 90212
          (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On June 21, 2017, Starlng Street Acquisition Corporation (the "Registrant" or the "Company") issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94.1% of the total outstanding 20,500,000 shares of common stock aDs follows:

               Devan Nair	20,000,000

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On June 20, 2017, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on August 9, 2016 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to enter into a business combination with an company in the focused on green energy and green power production. The Company believes it may be able to effect a business combination with Alife Air Power SDN BHD (a developing Malaysia company) but no agreements have been reached nor contracts executed. The Company anticipates that upon such a business combination it will be able to reduce the cost of energy with a surety of delivery and supply. The Company's goal is to deliver affordable, clean, sustainable energy on demand to developing economies. The Company changed its name in anticipation that such a business combination will be effected but there can be no assurance of that such transaction will occur.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On June 20, 2017, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and director.

	 Devan Nair was named sole director of the Registrant:
         Devan Nair was named Chief Executive Officer, Secretary and Chief Financial Officer of the Registrant.

    Devan Nair serves as the sole director and officer of the Registrant. Mr. Nair is the co-founder of Alife PLC and has worked in the animation industry as a director with over twenty years of experience in all phases of traditional 2D and 3D animation for network television as well as theatrical release with special emphasis in computer software integration. In 2014, Mr. Nair was the president, sole director and majority shareholder of Alife Air, Inc., a U.S. public reporting company designed to develop proprietary artificial intelligence technologies. Alife Air, Inc. did not develop as anticipated and the Company filed a Form 15-12g to deregister its securities. Mr. Nair has founded several companies that are running in other geographic regions including the following:

    Founded PHEE! PHOO! Pte Ltd in 2001 which won first prize in the Nokia Regional Extreme Challenge for the title, Excellence In Mobile Service as Most Innovative Company.

    KIDZ-TV.com in 2001 which went on to design, develop and own the single largest animation kids TV series library.

    Founded Southern Light Studios (Manila) in 1998 which became the fourth largest animation studio in the Philippines.

    Founded Southern Light Studios (Singapore) in 1995 which won the Prime Minister Award for Industry Service.

    Founded Animation International Pte Ltd in 1990 which was selected to lead an Asian team of Game Designers and Developers in PHILIP International. The company also launched new technology, CD-1 (Compact Disc Interactive).



                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   ALIFE CORPORATION

Date: June 21, 2017            /s/ Devan Nair
                                   Chief Executive Officer